UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A (Amendment No.1)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

KAIVAL BRANDS INNOVATIONS GROUP, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed solely to amend and replace the references to the Record Date in the Definitive Proxy Statement filed by Kaival Brands Innovations Group, Inc. (the “Company”) with the Securities and Exchange Commission on October 7, 2025 (the “Proxy Statement”). After filing the Proxy Statement, the Company discovered that, due to a clerical error, the Record Date was indicated as October 7, 2025. The Record Date set by the Company is October 3, 2025 and all references to Record Date are hereby amended to indicate October 3, 2025.

Please note that no other changes have been made to the body of the Proxy Statement and that a correct version of the Record Date has been included in the Proxy Statement being mailed to the Company’s stockholders.